July 1, 1998



Dear Shareholder:

The Annual Meeting of Shareholders of Aphton Corporation will be held on Wednesday, July 29, 1998, at 9:00 A.M. at the offices of White & Case, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352.

The Notice of Annual Meeting and the Proxy Statement are enclosed herewith. Shareholders will be asked to elect four directors in three classes. The four current directors, Philip C. Gevas, Nicholas J. Stathis, Robert S. Basso and William A. Hasler, are nominees for election. The Class 1 nominee is Robert S. Basso whose term of office would expire at the 1999 Annual Meeting of Shareholders. The Class 2 nominee is Nicholas J. Stathis whose term of office would expire at the 2000 Annual Meeting of Shareholders. The Class 3 nominees are Philip C. Gevas and William A. Hasler whose term of office would expire at the 2001 Annual Meeting of Shareholders. Your Board of Directors recommends that you vote "for" these nominees.

Please review the Proxy Statement and at your earliest convenience sign, date and return the enclosed proxy card so that your shares will be represented at the meeting. A prepaid return envelope is enclosed for this purpose.

Yours truly,
----/s/------
Philip C. Gevas
Chairman, President and Chief Executive Officer

PCG/ma
encl.

                                  July 1, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  July 29, 1998

The Annual Meeting of Shareholders of Aphton Corporation, a Delaware corporation, will be held at the offices of White & Case, located at First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131-2352., on Wednesday, July 29, 1998, at 9:00 A.M. for the following purposes:

(1) To elect four directors in three classes to hold office until the 1999, 2000 or 2001 Annual Meeting of Shareholders and thereafter until their successors are duly elected and qualified;

(2)  To transact such other business as may properly come before the meeting.

On any business day from July 15, 1998 until July 28, 1998, during ordinary business hours, shareholders may examine the list of shareholders for any purpose germane to the meeting at the Office of the Company's attorneys, White & Case, First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131.

The Board of Directors has fixed the close of business on Wednesday, June 17, 1998, as the record date for determination of shareholders entitled to be notified and to vote at the Annual Meeting.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING SELF-ADDRESSED, STAMPED ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY.

By Order of the Board of Directors
------/s/------
Philip C. Gevas
Chairman, President and
Chief Executive Officer

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                              OF APHTON CORPORATION

                                  July 29, 1998

                              _____________________

                                  INTRODUCTION

This Proxy Statement is being mailed on or about July 1, 1998, to shareholders of Aphton Corporation (the "Company") in connection with the solicitation of Proxies by the Company's Board of Directors for use at the Company's Annual Meeting of Shareholders to be held on July 29, 1998, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The accompanying proxy, and all expenses incident to the solicitation, are to be paid by the Company.

The persons named in the accompanying proxy have advised the Company that they intend to vote the proxies received by them in their discretion for as many director nominees as the votes represented by such proxies are entitled to elect (see "Election of Directors"). Any shareholder may revoke his or her proxy at any time prior to its use by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date.

Only shareholders of record at the close of business on Wednesday, June 17, 1998, will be entitled to notice of and to vote at the meeting or any adjournments thereof. At such record date, the Company had outstanding and entitled to vote approximately 14,200,000 shares of common stock. Each share of stock is entitled to one vote on all matters.

                              ELECTION OF DIRECTORS

The Company's Board of Directors presently consists of four directors. The persons who are elected directors will hold office until the 1999, 2000 or 2001 Annual Meeting of Shareholders and thereafter until their successors are duly elected, and qualified.

Set forth below are the names and principal occupations of those persons who are nominees for election as directors, all of whom are presently directors of the Company, and the respective number of shares of voting stock of the Company beneficially owned, directly or indirectly, by them and by all directors and officers as a group as of May 31, 1998, according to information furnished to the Company by such persons.


                                              Shares Beneficially
      Name and Principal              Year First  Owned as of
           Occupation            Age   Elected    May 31, 1998 Percent of Class

Philip C. Gevas                   65      1981    1,949,050(1)         13.7
Chairman, President and
Chief Executive Officer
Aphton Corporation

William A.  Hasler                56      1991      35,000              (2)
Co-Chief Executive Officer
and Vice-Chairman
Aphton Corporation

Robert S. Basso, President        53      1988      30,166              (2)
Correspondent Services
Corporation.
Nicholas John Stathis             74      1994      50,000              (2)
Attorney

All Directors and Officers
as a group (7 persons)                           2,176,416             15.3


____________________________
(1) Includes 90,000 shares in a trust of which Mr. Gevas is an uncompensated trustee with no pecuniary interest in the trust assets.

(2)  Less than 1% of total outstanding shares.

Mr. Gevas has served the Company and continues to serve in the capacities of Chairman, President and Chief Executive Officer and has been a director of the Company since its inception. William A. Hasler was elected Vice Chairman in October, 1996 and has been a director of the Company since October, 1991. Mr. Hasler was the Dean of both the Graduate and Undergraduate Schools of Business at the University of California, Berkeley until July 1, 1998 when he became the Co-Chief Executive Officer of Aphton Corporation. Dean Hasler was formerly Vice Chairman of KPMG Peat Marwick, responsible for management consulting worldwide. Dean Hasler is a director of Solectron Corporation, Walker Interactive Systems, TCSI Corporation, Tenera, Inc. and is Public Governor of the Pacific Exchange. Mr. Basso has been a director of the Company since February, 1988. He has been employed in his present capacities with Correspondent Services Corporation since January, 1990. Prior thereto, for more than ten years, Mr. Basso was employed by Merrill Lynch as President of a wholly-owned subsidiary and in other executive management capacities. Nicholas John Stathis, Esq. has been a director of the Company since January, 1994. Mr. Stathis is retired from the law firm of White & Case, where he was of counsel from 1989 to 1993. Prior to that he was partner, Botein, Hays & Sklar, from 1984 to 1989.

Directors do not receive any fees for services on the Board. Board members are reimbursed for their expenses for each meeting attended.

If for any reason one or more of the nominees named above should not be available as a candidate for director, an event that the Board of Directors does not anticipate, the persons named in the enclosed proxy will vote for such other candidate or candidates as may be nominated by the Board and discretionary authority to do so is included in the Proxy.











                  Committee Meetings of the Board of Directors

The Company's Board of Directors held five general meetings and two committee meetings during the nine months ended January 31, 1998. The Board of Directors has two standing committees: an Audit Committee, consisting of Messrs. Hasler (Chairman), Basso and Gevas (non-voting); and a Compensation Committee, consisting of Messrs. Basso (Chairman) and Hasler. The Audit Committee reviews the financial statements of the Company, reviews the independent accountants' scope of engagement, performance and fees and reviews the adequacy of the Company's internal financial control procedures. This Committee held one meetings during fiscal 1998. The Compensation Committee reviews and recommends remuneration arrangements for various key executives. This Committee held one meeting during fiscal 1998. Each Committee member attended all of the meetings of the Committee on which he was a member during fiscal 1998.

                        The Compensation Committee Report

The Compensation Committee of the Board approves compensation objectives, policy and compensation for the Company's executive officers, including the individuals named in the Summary Compensation table below.

The  Compensation  Committee is  comprised  of Messrs.  Basso and Hasler.

The Compensation Committee seeks to provide rewards which are closely linked to Company and individual performance and ensure that compensation is at a level which enables the Company to attract and retain the high quality employees it needs. In addition, the committee considers performance factors particular to each executive officer, such as the performance where such officer had responsibility and individual managerial accomplishments.

Compensation of the Chief Executive Officer

The Compensation Committee believes that Mr. Gevas' total compensation as Chief Executive Officer reflects his performance in meeting or exceeding the goals established by the Committee.

In  determining  Mr.  Gevas'  total  compensation,  the  Compensation  Committee considered the Company's overall performance and Mr. Gevas' individual performance by the measures described above for determining executive officers' compensation. It also considered the compensation and company performance of the chief executive officers of other leading companies, as well as incentives for future performance.

The Company's performance as measured in the context of the biotechnology/biopharmaceutical industry and Mr. Gevas' contributions thereto, both management and scientific, have met or exceeded the Company objectives. This performance included the structuring and negotiation with another significant pharmaceutical company for a strategic alliance. The following stock price performance graph is provided as required by the Securities and Exchange Commission. The graph compares the Company's stock price appreciation with the stock price appreciation of both the Nasdaq Composite Index and a peer group of biotechnology/ biopharmaceutical companies which, like Aphton, had an initial public offering (IPO) during 1991, and includes the measurement point as defined and required by the SEC.

The foregoing report has been furnished by the Compensation Committee consisting of Messrs. Hasler and Basso (Chairman).

                          Stock Price Performance Graph

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price) of Aphton's Common Stock with the CRSP Total Return Index for the Nasdaq Stock Market (the Nasdaq Composite Index) and a Peer Group composed of other biotechnology/biopharmaceutical companies which had IPOs during the same year as Aphton (and are still publicly traded). The following graph commences in 1991, with a $100 investment in the Company, the Nasdaq index and the Peer Group (whose composition reflects the average of the share values as reported on the dates shown). Five year graphic comparisons are required by the Securities and Exchange Commission (SEC). An additional comparison commencing with a $100 investment in the Company, the Nasdaq index and the Peer Group at the required measurement date of January 31, 1993 is included. These graphs are not intended to forecast or be indicative of possible future performances of the Company's Common Stock.

Aphton believes that the best date for Aphton shareholders to begin comparisons is the first date of trading in the Company's stock. Aphton also believes that the best peer group for graphic comparisons is the biotechnology/ biopharmaceutical companies which, like Aphton, had IPOs during 1991 (the initial date of investments of $100). However, Aphton is not aware of any such published "third-party" index or listing; thus, the Peer Group names and graph was prepared by the Company based on data provided to Aphton by Nasdaq. The Peer Group is composed of Cygnus Therapeutic Systems, Regeneron Pharmaceuticals, Cephalon Inc., Medimmune Inc., Isis, ImmuLogic Pharmaceutical, ICOS Corp.,
Cambridge NeuroScience, Genelabs Technologies, COR Therapeutics, Curative Technologies, Alkermes, Osteotech, Vertex, Genetic Therapy, Somatogen Inc., Biomatrix, IDEC Pharmaceuticals, Sepracor Inc., CellPro Inc., Anergen Inc., Alteon Inc., ImClone Systems, Cytel, Magainin Pharmaceuticals and Genta. Other biotechnology/biopharmaceutical companies which had IPOs in 1991 are not included here if they no longer exist or are no longer publicly traded.

                           1991  1/31  1/29  1/31  1/31  1/31  1/31  1/30  5/29
         Period from IPO   IPO   1992  1993  1994  1995  1996  1997  1998  1998
Aphton Corporation         100    304   220   350   139   146   318   177   200
All US & Foreign on NASDAQ 100    131   147   171   161   227   296   348   403
Biotech Peer Group         100    160   136   118    63   133   128   139   143

                                       1/29  1/31  1/31  1/31  1/31  1/30  5/29
     Five years ended 1/31/98          1993  1994  1995  1996  1997  1998  1998
Aphton Corporation                      100   159    63    67   146    80    80
All US & Foreign on NASDAQ              100   116   109   154   201   236   274
Biotech Peer Group                      100    87    47    98    94   102   102


                             Executive Compensation

The following table sets forth, for each of the last five fiscal years, the annual compensation paid by the Company, together with long-term and other compensation, for the Chief Executive Officer and the other highest compensated Executive Officers of the Company in all capacities in which they served.

                                                Summary Compensation Table
                                     Annual Compensation                  Long-Term Compensation
                                -------------------------------    --------------------------------------
                                                                        Awards              Payouts
                                                                 ---------------------     -----------


                                                      Other                                Long-Term
                       Fiscal                         Annual        Restricted             Incentive   All Other
    Name, Age and      Period                         Compensation   Stock        Options/  Plan       Compen-
 Principal Position    End       Salary($) Bonus($)  ($) Award(s)      ($)         SARs(#)  Payouts($) sation ($)
----------------------
Philip C. Gevas (65)     *1998  150,000    200,000        -           -            -           -           -
Chief Executive           1997  200,000    200,000        -           -            -           -           -
Officer, President        1996  200,000    200,000        -           -            -           -           -
and Chief Financial       1995  180,000    200,000        -           -            -           -           -
Officer                   1994  172,500    120,000        -           -       400,000          -           -

Dov Michaeli, M.D.,      *1998  112,500      60,000       -           -            -           -           -
Ph.D. (61) Senior         1997  150,000      60,000       -           -            -           -           -
Vice President,           1996  150,000      60,000       -           -            -           -           -
Director of Medical       1995  150,000      60,000       -           -            -           -           -
Science                   1994  110,000      30,000       -           -       150,000          -           -

Richard Ascione,         *1998    87,500     25,000       -           -            -           -           -
Ph.D.(60) Vice            1997  125,000      25,000       -           -            -           -           -
President, Director       1996  125,000      25,000       -           -            -           -           -
of Laboratory of          1995  112,500      25,000       -           -            -           -           -
Molecular Medicine        1994      -          -                               50,000

Paul Broome, MB.,        *1998    93,750     30,000       -           -            -           -           -
Ch.B., MFPM (46)          1997  135,000      30,000       -           -            -           -           -
Vice President and        1996  132,300      26,450       -           -            -           -           -
Medical Director,         1995  112,500      25,000       -           -            -           -           -
Clinical Trials and       1994      -          -          -           -        50,000          -           -
Regulatory Affairs
________________________________________
*Nine month fiscal period ended January 31, 1998

                        Option Grants in Last Fiscal Year
No options or stock appreciation rights were granted during the nine months ended January 31, 1998.

                   Option Exercises and Fiscal Year-End Values
The following table sets forth information concerning the unexercised options held as of the end of the fiscal year. No officers exercised options during the fiscal year.


                  Option/SAR Exercises and Year-End Value Table
 Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
                                                                                            Value of Unexercised
                                                          Number of Unexercised             In-the-Money Options/
                               Shares                            Options/                   SARs at FY-End($)(1)
                                                            SARs at FY-End(#)
                                                       -----------------------------
                              Acquired       Value
         Name                    on       Realized($)   Exercisable   Unexercisable      Exercisable  Unexercisable
                             Exercise(#)
-----------------------
Philip C. Gevas                   -            -          600,000           -                 -             -

-----------------------
Dov Michaeli, M.D.,
Ph.D.                             -            -          370,000           -             1,225,000         -

-----------------------
Richard Ascione, Ph.D.            -            -             -           50,000               -             -

-----------------------
Paul Broome, MB.,
Ch.B., MFPM                       -            -             -           50,000               -              -

(1) Market value of shares covered by in-the-money options on January 31, 1998, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. The market value is the closing price at January 31, 1998, as quoted by Nasdaq.


                Long-Term Incentive Plans - Awards in Fiscal Year
No long-term incentive plan awards were granted during the nine months ended January 31, 1998.
                             Principal Shareholders

To the Company's knowledge, except as hereinafter described, no single shareholder of record owned or beneficially owned, as of May 31, 1998, more than 5% of the Company's common stock. As of May 31, 1998, Cede & Co., a nominee of securities depositories for various segments of the financial industry, held approximately 7,000,000 shares, representing approximately 50% of the Company's outstanding common stock, none of which was owned beneficially by Cede & Co. The Company believes that each of the entities or individuals named below beneficially owns 5% or more of the Company's common stock, based on a review of filings made with the SEC.

         Name and Address of            Number of Shares     % of Common Stock
           Beneficial Owner
Smith Barney  Mutual Funds  Management,      1,481,900                10.4
Inc
388 Greenwich Street
Legal Dept, 20th Floor
New York, New York 10013

Philip C. Gevas                              1,949,050                13.7
P. O. Box 1049                                  (1)
Woodland, CA 95776

Richard L. Littenberg, M.D.                  1,146,250                 8.0
P. O. Box 1049
Woodland, CA 95776

Robert J. Scibienski, Ph.D.                  1,613,800                11.4
P. O. Box 1049
Woodland, CA 95776

All Executive Officers and                   2,176,416                15.3
Directors as a group (7 persons)
____________________________
(1) Includes 90,000 shares in a trust of which Mr. Gevas is an uncompensated trustee with no pecuniary interest in the trust assets.

                              Shareholder Proposals

If a shareholder intends to have a proposal presented at the next Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to the end of fiscal year 1999.

                                  Miscellaneous

Coopers & Lybrand has been the Company's independent accountants for a number of years and has been selected to continue in such capacity for the current fiscal year. It is anticipated that a representative from Coopers & Lybrand will be available to answer questions raised at the Annual Meeting of Shareholders and will be afforded the opportunity to make any statements the representative may desire to make.

The Board of Directors knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors
------/s/------
Philip C. Gevas
Chairman and Secretary